SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DWS Value Series, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) filing Proxy Statement, if other than Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DWS Dreman Financial Services Fund

Important Proxy News

PLEASE VOTE TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders of DWS Dreman Financial Services Fund. This meeting is scheduled for October 31, 2006 at 4:00 p.m. Eastern time, at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, 27th Floor, New York, NY 10154. To date, our records indicate that we have not received your voting instructions.

After careful consideration, the Board of Trustees recommends that shareholders vote “FOR” the proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Visit www.proxyvote.com and follow the simple on-screen instructions.

2. By Touch-Tone Phone.

Dial the toll-free number found on your proxy card and follow the simple instructions.

3. By Mail.

Simply return your executed proxy card in the envelope provided. However, please try to utilize one of the above options to register your vote so it may be received in time for the meeting.

WE NEED YOUR HELP. PLEASE VOTE TODAY!